EXHIBIT 1

[LOGO] Belanger & Company, P.C.
A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS
239-241 Chelmsford Street
Chelmsford, Massachusets 01824
(508)256-1888


            CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of the Ionics Section 401(k) Stock Savings Plan on Form S-8 (Registration No. 33-2092) of our report dated June 12, 1997 on our audits of the financial statements of the Ionics Section 401(k) Stock Savings Plan as of December 31, 1996 and 1995, which report is included in this Annual Report on Form 11-K of the Plan which is being filed as Exhibit 13(b) to the Annual Report on Form 10-K of Ionics, Incorporated for the year ended December 31, 1996.



                               /s/BELANGER & COMPANY P.C.
                               CERTIFIED PUBLIC ACCOUNTANTS

Chelmsford, Massachusetts
June 20, 1997




















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